UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/19/2005

EARTHLINK, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of Principal Executive Offices, Including Zip Code)

(404) 815-0770
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On July 19, 2005, the Compensation Committee (the "Committee") of the Board of Directors of EarthLink, Inc. ("EarthLink") amended the EarthLink Board of Directors Compensation Plan to provide for additional compensation to EarthLink's independent director(s) serving on the board of directors of SK-EarthLink Management Corp. EarthLink has designated independent director Thomas E. Wheeler to serve on this board.

SK-EarthLink, a joint venture of SK Telecom Co., Ltd. and EarthLink, is a non-facilities-based nationwide mobile virtual network operator offering mobile communications services and handsets to U.S. consumers. EarthLink owns a 50 percent economic and voting interest in SK-EarthLink.

The EarthLink Board of Directors Compensation Plan is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits

(c)         Exhibits

Exhibit No.    Description

10.1                 EarthLink, Inc. Board of Directors Compensation Plan, amended July 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: July 25, 2005.	By:	/s/ Kevin M. Dotts
Kevin M. Dotts
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	EarthLink, Inc. Board of Directors Compensation Plan, amended July 2005.